Exhibit 10.66

THE COMPANIES LAW (REVISED)

EXEMPT COMPANY LIMITED BY SHARES

SIXTH AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

SOGOU INC.

(Adopted by a special resolution passed on August 22, 2014 and effective on August 22, 2014)

1.	The name of the company is Sogou Inc. (the “Company”).

2.	The Registered office of the Company shall be at the offices of Offshore Incorporations (Cayman) Limited, Floor 4, Willow House, Cricket Square, P.O. Box 2804, Grand Cayman KY1-1112, Cayman Islands, or at such other place as the directors may from time to time decide.

3.	Subject to the following provisions of this Sixth Amended and Restated Memorandum of Association (as from time to time amended, this “Memorandum”), the objects for which the Company is established are unrestricted and shall include, but without limitation:

(a)	To carry on the business of an investment company and to act as promoters and entrepreneurs and to carry on business as financiers, capitalists, concessionaires, merchants, brokers, traders, dealers, agents, importers and exporters and to undertake and carry on and execute all kinds of investment, financial, commercial, mercantile, trading and other operations.

(b)	To carry on whether as principals, agents or otherwise howsoever the business of realtors, developers, consultants, estate agents or managers, builders, contractors, engineers, manufacturers, dealers in or vendors of all types of property including services.

(c)	To exercise and enforce all rights and powers conferred by or incidental to the ownership of any shares, stock, obligations or other securities including without prejudice to the generality of the foregoing all such powers of veto or control as may be conferred by virtue of the holding by the Company of some special proportion of the issued or nominal amount thereof, to provide managerial and other executive, supervisory and consultant services for or in relation to any company in which the Company is interested upon such terms as may be thought fit.

(d)	To purchase or otherwise acquire, to sell, exchange, surrender, lease, mortgage, charge, convert, turn to account, dispose of and deal with real and personal property and rights of all kinds and, in particular, mortgages, debentures, produce, concessions, options, contracts, patents, annuities, licenses, stocks, shares, bonds, policies, book debts, business concerns, undertakings, claims, privileges and choses in action of all kinds.

(e)	To subscribe for, conditionally or unconditionally, to underwrite, issue on commission or otherwise, take, hold, deal in and convert stocks, shares and securities of all kinds and to enter into partnership or into any arrangement for sharing profits, reciprocal concessions or cooperation with any person or company and to promote and aid in promoting, to constitute, form or organize any company, syndicate or partnership of any kind, for the purpose of acquiring and undertaking any property and liabilities of the Company or of advancing, directly or indirectly, the objects of the Company or for any other purpose which the Company may think expedient.

(f)	To stand surety for or to guarantee, support or secure the performance of all or any of the obligations of any person, firm or company whether or not related or affiliated to the Company in any manner and whether by personal covenant or by mortgage, charge or lien upon the whole or any part of the undertaking, property and assets of the Company, both present and future, including its uncalled capital or by any such method and whether or not the Company shall receive valuable consideration thereof.

(g)	To engage in or carry on any other lawful trade, business or enterprise which may at any time appear to the Directors of the Company capable of being conveniently carried on in conjunction with any of the aforementioned businesses or activities or which may appear to the Directors or the Company likely to be profitable to the Company.

In the interpretation of this Memorandum in general and of this paragraph 3 in particular, no object, business or power specified or mentioned shall be limited or restricted by reference to or inference from any other object, business or power, or the name of the Company, or by the juxtaposition of two or more objects, businesses or powers and that, in the event of any ambiguity in this paragraph 3 or elsewhere in this Memorandum, the same shall be resolved by such interpretation and construction as will widen and enlarge and not restrict the objects, businesses and powers of and exercisable by the Company.

4.	Subject to the following provisions of this Memorandum, the Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by Section 27(2) of The Companies Law (Revised).

5.	Nothing in this Memorandum shall permit the Company to carry on a business for which a license is required under the laws of the Cayman Islands unless duly licensed.

6.	The Company shall not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided, that nothing in this clause shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

7.	The liability of each member is limited to the amount from time to time unpaid on such member’s shares.

8.	The authorized share capital of the Company is US$598,300, made up of 598,300,000 shares divided into:

(a)	391,100,000 class A ordinary shares with a par value of US$0.001 each (the “Class A Ordinary Shares”);

(b)	79,368,421 class B ordinary shares with a par value of US$0.001 each (the “Class B Ordinary Shares”);

(c)	62,400,000 series A preferred shares with a par value of US$0.001 each (the “Series A Preferred Shares”); and

(d)	65,431,579 series B preferred shares with a par value of US$0.001 each (the “Series B Preferred Shares”),

with power for the Company insofar as is permitted by law to redeem or purchase any of its shares and to increase or reduce the share capital and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that, unless the conditions of issue otherwise expressly declare, every issue of shares whether stated to be preference or otherwise shall be subject to the powers hereinbefore contained.

9.	The Company may exercise the power contained in The Companies Law (Revised) to deregister in the Cayman Islands and be registered by way of continuation in another jurisdiction.

10.	For purpose of this Memorandum, the following terms shall have the meanings set forth below:

“Basic Documents” has the meaning set out in the Shareholders Agreement.

“Control” of a Person means (a) ownership of more than 50% of the shares in issue or other equity interests or registered capital of such Person or (b) the power to direct the management or policies of such Person, whether through the ownership of more than 50% of the voting power of such Person, through the power to appoint a majority of the members of the board of directors or similar governing body of such Person, through contractual arrangements or otherwise. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Group Companies” means, collectively, the Company and its Subsidiaries.

“Ordinary Shares” means the Class A Ordinary Shares and the Class B Ordinary Shares or any or either of them, as the case may be.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“PRC” means the People’s Republic of China, excluding the Hong Kong and Macau Special Administrative Regions and Taiwan.

“Preferred Shares” means the Series A Preferred Shares and the Series B Preferred Shares or any or either of them, as the case may be.

“Principal Business” means the principal business of the Company, which shall be the provision via personal computers and mobile devices of Internet search services, pinyin input module services, contextual advertising services, online games and web directory services, and such other businesses and activities and investments as may be approved by the Shareholders from time to time in accordance with this Memorandum.

“Qualified IPO” means a firm commitment underwritten public offering pursuant to which the market capitalization of the Company immediately prior to such public offering (determined based on price per Ordinary Share offered to the public set forth in the final prospectus with respect to such offering) is at least US$3,000,000,000.

“Shareholders Agreement” means the shareholders agreement entered into on September 16, 2013 among the Company and certain shareholders, as amended from time to time.

“Subsidiary” means, with respect to any specified Person, any other Person Controlled by the specified Person, directly or indirectly, whether through contractual arrangements or through ownership of equity securities, voting power or registered capital. For the avoidance of the doubt, a “variable interest entity” controlled by another entity shall be deemed a Subsidiary of that other entity, and shall include, for the Company, Beijing Sogou Information Services Co., Ltd. (北京搜狐信息服务有限公司), a company organized and existing under the laws of the PRC (“Sogou Information”).

“VIE Control Documents” means the suite of contracts between the wholly-owned subsidiary of the Company and the Company’s “variable interest entity” or the shareholders of such “variable interest entity”, including (1) an Exclusive Technology Consulting and Service Agreement entered into by Beijing Sogou Technology Development Co., Ltd. (北京搜狐科技发展有限公司), a wholly-foreign owned enterprise organized and existing under the laws of the PRC and an indirectly wholly-owned subsidiary of the Company (“Sogou Technology”) and Sogou Information dated September 26, 2010, (2) a Business Operation Agreement entered into by Sogou Technology, Sogou Information and the shareholders of Sogou Information dated September 26, 2010, (3) an Exclusive Equity Interest Purchase Rights Agreement entered into by Sogou Technology, Sogou Information and the shareholders of Sogou Information dated September 26, 2010, (4) a Share Pledge Agreement entered into by Sogou Technology (as the pledgee), and the shareholders of Sogou Information (as the pledgors) dated September 26, 2010, (5) a Loan Agreement dated September 26, 2010 by Sogou Technology and each of the shareholders of Sogou Information.

11.	The shares of the Company shall have the following rights and restrictions:

(A)	Rights, Preferences and Restrictions of the Preferred Shares. The rights, preferences and restrictions granted to and imposed on the Preferred Shares are as set forth below in this paragraph 11(A):

(1)	Dividend Rights.

(a)	Series B Preferred Shares. From and after the date of the issuance of any Series B Preferred Shares, dividends at the rate per annum of US$0.411 per share shall accrue on such Series B Preferred Shares (subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to the Series B Preferred Shares) (the “Accruing B Dividends”).

(b)	Series A Preferred Shares. From and after the date of the issuance of any Series A Preferred Shares, dividends at the rate per annum of US$0.0375 per share shall accrue on such Series A Preferred Shares (subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to the Series A Preferred Shares) (the “Accruing A Dividends”, together with the Accruing B Dividends, the “Accruing Dividends”). In addition to and not by way of limitation of the foregoing provisions of this paragraph, the Board may, in its sole discretion, declare and cause the Company to pay and set aside a one-time cash dividend on the Series A Preferred Shares (the “2013 Special Dividend”), to be paid in 2013, in such amount as the Board may determine, from the Company’s profits or share premium account, without declaring, setting aside or paying any dividend on the Series B Preferred Shares or Ordinary Shares, provided that if the 2013 Special Dividend is declared and any holder or holders of Series A Preferred Shares waive receipt of any portion of the 2013 Special Dividend it or they would otherwise be entitled to receive, such portion shall be available for distribution pro rata to other holders of Series A Preferred Shares without declaration by the Board.

(c)	Accruing Dividends. Accruing Dividends shall accrue from day to day, whether or not declared; provided, however, that such Accruing Dividends shall be payable only as set forth in the following sentence of this paragraph 11(A)(1)(c) or in paragraph 11(A)(2). The Company shall not declare, pay or set aside any dividends on the Ordinary Shares of the Company (other than dividends on Ordinary Shares payable in Ordinary Shares) or, if applicable, any other shares of capital of the Company (whether in cash, in property, or in any other equity securities of the Company) unless (in addition to the obtaining of any consents required elsewhere in this Memorandum) the holders of the Preferred Shares then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding Preferred Share in an amount at least equal to the sum of (i) the amount of the aggregate applicable Accruing Dividends then accrued on such Preferred Share and not previously paid and (ii) (A) in the case of a dividend on Ordinary Shares or any class or series that is convertible into Ordinary Shares, that dividend per Preferred Share as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Ordinary Shares and (2) the number of Ordinary Shares issuable upon conversion of a Preferred Share, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Ordinary Shares, at a rate per Preferred Share determined by (1) dividing the amount of the dividend payable on each share of such class or series of share capital by the original issuance price of such class or series of share capital (subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Series A Original Issue Price or the Series B Reference Price (each, as defined below); provided, that, if the Company declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of share capital of the Company, the dividend payable to the holders of Preferred Shares pursuant to this paragraph 11(A)(1) shall be calculated based upon the dividend on the class or series of share capital that would result in the highest Preferred Share dividend. The “Series B Reference Price” shall mean US$7.267 per share, and the “Series A Original Issue Price” shall mean US$0.625 per share, each subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to the Preferred Shares.

(d)	Order of Payment. The Accruing B Dividends and the Accruing A Dividends shall rank on a pari passu basis.

(2)	Liquidation Rights.

(a)	Payments to Holders of Series B Preferred Shares. In the event of any Liquidation Event (as defined below), the holders of Series B Preferred Shares then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its members before any payment is made to the holders of the Series A Preferred Shares or the Ordinary Shares by reason of their ownership thereof, an amount per share equal to the greater of (i) US$6.847 (the “Series B Liquidation Preference Price”, subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to the Series B Preferred Shares) plus any Accruing B Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon or (ii) such amount per share as would have been payable had all Series B Preferred Shares been converted into Ordinary Shares pursuant to paragraph 11(A)(4) immediately prior to such Liquidation Event and the assets of the Company available for distribution to its members were distributed to its members ratably on the basis of the number of Ordinary Shares that each member holds on an as-converted basis. Following the payment in full of such amount, the holders of Series B Preferred Shares shall not be entitled to any further distributions in respect of their Series B Preferred Shares. If upon any such Liquidation Event, the assets of the Company available for distribution to its members are insufficient to pay the holders of Series B Preferred Shares the full amount to which they are entitled under this paragraph 11(A)(2)(a), the holders of Series B Preferred Shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(b)	Payments to Holders of Series A Preferred Shares. In the event of any Liquidation Event, the holders of Series A Preferred Shares then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its members, after payment to the holders of the Series B Preferred Shares but before any payment is made to the holders of Ordinary Shares by reason of their ownership thereof, an amount per share equal to the greater of (i) the Series A Original Issue Price multiplied by one-point-three (1.3), plus any Accruing A Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon or (ii) such amount per share as would have been payable had all Series A Preferred Shares been converted into Ordinary Shares pursuant to paragraph 11(A)(4) immediately prior to such Liquidation Event and the assets of the Company available for distribution to its members were distributed to its members ratably on the basis of the number of Ordinary Shares that each member holds on an as-converted basis. Following the payment in full of such amount, the holders of Series A Preferred Shares shall not be entitled to any further distributions in respect of their Series A Preferred Shares. If upon any such Liquidation Event, the assets of the Company available for distribution to its members are insufficient to pay the holders of Series A Preferred Shares the full amount to which they are entitled under this paragraph 11(A)(2)(b), the holders of Series A Preferred Shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(c)	Payments to Holders of Ordinary Shares. In the event of any Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of Preferred Shares in accordance with paragraphs 11(A)(2)(a) and 11(A)(2)(b), the remaining assets of the Company available for distribution to its members shall be distributed among the holders of Ordinary Shares, pro rata based on the number of shares held by each such holder.

(d)	Reorganization or Merger.

(i)	For purposes of this paragraph 11(A), each of the following events shall be considered a “Liquidation Event” unless the holders of (x) at least a majority of the then outstanding Series B Preferred Shares, and (y) at least a majority of the then outstanding Series A Preferred Shares, each voting as a separate class, elect otherwise by written notice sent to the Company at least ten (10) days prior to the effective date of any such event:

(A)	a voluntary or involuntary liquidation, dissolution or winding up of the Company;

(B)	a merger or consolidation, in which (I) the Company is a constituent party or (II) another Group Company is a constituent party and the Company issues shares pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or another Group Company in which the shares of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the share capital of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided, that, for the purpose of this paragraph 11(A)(2)(d)(i), all Ordinary Shares issuable upon exercise of Options (as defined below) outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined below) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding Ordinary Shares are converted or exchanged);

(C)	the sale, lease, transfer, license or other disposition, in a single transaction or series of related transactions, by the Company and/or any other Group Company of all or substantially all the assets of the Company and the other Group Companies taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more Group Companies if substantially all of the assets of the Company and the other Group Companies taken as a whole are held by such Group Company or Group Companies, except where such sale, lease, transfer, license or other disposition is to a wholly owned Subsidiary of the Company. For the avoidance of doubt, the license to any Person other than a Group Company of any technologies or intellectual properties of the Company or any of the other Group Companies that (I) is necessary for the conduct of the business of the Group Companies and (II) is not in ordinary course of business and consistent with past practice will be deemed a “Liquidation Event”; or

(D)	the sale, exchange or transfer by the Company’s members of direct or indirect voting control of the Company or of any other material Group Companies, in a single transaction or series of related transactions; provided, that the sale, exchange or transfer by the holders of voting securities of any Shareholder of voting control of such Shareholder will not be considered a Liquidation Event.

(ii)	In any such Liquidation Event, if the consideration received by the Company or its members is other than cash, its value will be deemed its fair market value determined in good faith by the Board of Directors of the Company (including at least one Series B Director) at the closing of such Liquidation Event. Any securities shall be valued as follows:

(A)	Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:

(I)	if traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the twenty (20) trading-day period ending three (3) trading days prior to the closing of such Liquidation Event;

(II)	if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the twenty (20) trading-day period ending three (3) trading days prior to the closing of such Liquidation Event; and

(III)	if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company; provided, that the holders of Preferred Shares shall be informed of such determination at least twenty (20) days prior to the consummation of such Liquidation Event, and any holder of a Preferred Share may challenge such determination by delivery of written notice to the Company no later than fifteen (15) days after receipt of notice from the Company of the Board’s determination. In the event that any holder of Preferred Shares challenges such determination within such period, the final valuation shall be determined in accordance with clause 11(A)(2)(d)(ii)(C) below.

(B)	The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a member’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A)(I), (II) or (III) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the Company; provided, that the holders of Preferred Shares shall be informed of such determination at least twenty (20) days prior to the consummation of such Liquidation Event, and any holder of Preferred Shares may challenge such determination by delivery of written notice to the Company no later than fifteen (15) days after receipt of notice from the Company of the Board’s determination. In the event that any holder of Preferred Shares challenges such determination within such period, the final valuation shall be determined in accordance with clause 11(A)(2)(d)(ii)(C) below.

(C)	In the event that any holder of Preferred Shares challenges a Board determination of fair market value pursuant to clause 11(A)(2)(d)(ii)(A) or (B) above, such determination shall be made by an internationally recognized appraisal company selected by the Board of Directors of the Company (including at least one (1) Series B Director), with the cost of such appraisal to be borne fifty percent (50%) by the Company and fifty percent (50%) by the holder(s) of Preferred Shares that challenged such Board determination.

(iii)	In the event the requirements of this paragraph 11(A)(2) are not complied with, the Company shall forthwith either:

(A)	cause the closing of such Liquidation Event to be postponed until such time as the requirements of this paragraph 11(A)(2) have been complied with; or

(B)	cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preferred Shares shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in paragraph 11(A)(2)(d)(iv) below.

(iv)	The Company shall give each holder of record of Preferred Shares written notice of such impending Liquidation Event not later than twenty (20) days prior to the members’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction, and the Company shall thereafter give such holders prompt notice of any material changes related thereto. The transaction shall in no event take place sooner than twenty (20) days after the Company has given the first notice provided for herein or sooner than ten (10) days after the Company has given notice of any material changes provided for herein; provided, however, that such periods may be shortened or waived upon the written consent of (x) the holders of Series B Preferred Shares that represent at least a majority of the voting power, if any, of all then outstanding Series B Preferred Shares, and (y) the holders of Series A Preferred Shares that represent at least a majority of the voting power, if any, of all then outstanding Series A Preferred Shares (each voting together as a separate class).

(3)	Redemption. The Preferred Shares are not redeemable at the option of the holder.

(4)	Optional Conversion. The holders of the Preferred Shares shall have conversion rights as follows (the “Conversion Rights”):

(a)	Right to Convert.

(i)	Conversion Ratio. Each Preferred Share shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable Class A Ordinary Shares as is determined by (x) dividing the Series B Reference Price by the Series B Conversion Price (as defined below) in effect at the time of conversion, or (y) the Series A Original Issue Price by the Series A Conversion Price (as defined below) in effect at the time of conversion, as applicable. The “Series B Conversion Price” shall initially be equal to US$7.267 and the “Series A Conversion Price” shall initially be equal to US$0.625. Such initial Series B Conversion Price and Series A Conversion Price, and the rate at which Series B Preferred Shares and Series A Preferred Shares may be converted into Class A Ordinary Shares, shall be subject to adjustment as provided below.

(ii)	Termination of Conversion Rights. In the event of a Liquidation Event, the holders of Preferred Shares shall not be entitled to exercise their Conversion Rights after the close of business on the last full business day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Shares; provided, that such holders will have the right to exercise such Conversion Rights thereafter if all distributions such holders are entitled to on such event have not been distributed within five (5) calendar days thereafter.

(b)	Fractional Shares. No fractional Class A Ordinary Shares will be issued upon conversion of the Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the fair market value of a Class A Ordinary Share as determined in good faith by the Board of Directors of the Company. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of Preferred Shares the holder is at the time converting into Class A Ordinary Shares and the aggregate number of Class A Ordinary Shares issuable upon such conversion.

(c)	Mechanics of Conversion.

(i)	Notice of Conversion. In order for a holder of Preferred Shares to voluntarily convert Preferred Shares into Class A Ordinary Shares, such holder shall surrender the certificate or certificates for such Preferred Shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Shares (or at the principal office of the Company if the Company serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the Preferred Shares represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for Class A Ordinary Shares to be issued. If required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Company if the Company serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the Class A Ordinary Shares issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Company shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Preferred Shares, or to his, her or its nominees, a certificate or certificates for the number of full Class A Ordinary Shares issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the Preferred Shares represented by the surrendered certificate that were not converted into Ordinary Shares, (ii) pay in cash such amount as provided in paragraph 11(A)(4)(b) in lieu of any fraction of a Class A Ordinary Share otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends (but not any undeclared Accruing A Dividends or Accruing B Dividends, as applicable) on the Preferred Shares converted.

(ii)	Reservation of Shares. The Company shall at all times when any Preferred Shares are outstanding, reserve and keep available out of its authorized but unissued capital shares, for the purpose of effecting the conversion of the Preferred Shares, such number of its duly authorized Class A Ordinary Shares as from time to time is sufficient to effect the conversion of all outstanding Preferred Shares; and if at any time the number of authorized but unissued Class A Ordinary Shares is not sufficient to effect the conversion of all then outstanding Preferred Shares, the Company shall take such corporate action as may be necessary to increase its authorized but unissued Class A Ordinary Shares to such number of shares as is sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite member approval of any necessary amendment to this Memorandum or the Articles of Association of the Company. Before taking any action which would cause an adjustment reducing the Series B Conversion Price or Series A Conversion Price below the then par value of the Class A Ordinary Shares issuable upon conversion of any Preferred Share, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable Class A Ordinary Shares at such adjusted Series B Conversion Price or Series A Conversion Price.

(iii)	Effect of Conversion. All Preferred Shares which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive Class A Ordinary Shares in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in paragraph 11(A)(4)(b) and to receive payment of any dividends declared but unpaid thereon (but not any undeclared Accruing A Dividends or Accruing B Dividends). Any Preferred Shares so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Company may thereafter take such appropriate action (without the need for member action) as may be necessary to reduce the authorized number of Preferred Shares accordingly.

(iv)	No Further Adjustment. Upon any conversion to Class A Ordinary Shares, no adjustment to the Series A Conversion Price or Series B Conversion Price shall be made for any declared but unpaid dividends on the Series A Preferred Shares or Series B Preferred Shares surrendered for conversion or on the Class A Ordinary Shares delivered upon conversion.

(v)	Taxes. The Company shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of Class A Ordinary Shares upon conversion of Preferred Shares pursuant to this paragraph 11(A)(4). The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of Class A Ordinary Shares in a name other than that in which the Series A Preferred Shares so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

(d)	Adjustments to Conversion Price for Diluting Issues.

(i)	Special Definitions. For purposes of this paragraph 11(A)(4), the following definitions shall apply:

(A)	“Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Ordinary Shares or Convertible Securities.

(B)	“Series B Original Issue Date” shall mean the date on which the first Series B Preferred Shares were issued.

(C)	“Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Ordinary Shares, but excluding Options.

(D)	“Additional Ordinary Shares” shall mean all Ordinary Shares issued (or, pursuant to paragraph 11(A)(4)(d)(iii) below, deemed to be issued) by the Company after the Series B Original Issue Date, other than (1) the following Ordinary Shares and (2) Ordinary Shares deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(I)	Ordinary Shares, Options or Convertible Securities issued as a dividend or distribution on Preferred Shares;

(II)	Ordinary Shares, Options or Convertible Securities issued by reason of a dividend, share split, split-up or other distribution on Ordinary Shares that is covered by paragraph 11(A)(4)(e), 11(A)(4)(f), 11(A)(4)(g) or 11(A)(4)(h);

(III)	up to 41,500,000 Ordinary Shares (as adjusted for stock splits, dividends, combinations, recapitalizations and the like after the filing date hereof), or Options with respect to such Ordinary Shares, issued to employees or directors of, or consultants or advisors to, the Company or any other Group Company pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Company and in accordance with paragraph 11(A)(6)(d); or

(IV)	Ordinary Shares or Convertible Securities actually issued upon the exercise of Options or Ordinary Shares actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security; and provided, further that such Option or Convertible Security was an Exempted Security when granted or issued.

(ii)	Reserved.

(iii)	Deemed Issue of Additional Ordinary Shares.

(A)	If the Company at any time or from time to time after the Series B Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of Ordinary Shares (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Ordinary Shares issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(B)	If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion Price or Series B Conversion Price (as applicable) pursuant to the terms of paragraph 11(A)(4)(d)(iv), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of Ordinary Shares issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series A Conversion Price or Series B Conversion Price (as applicable) computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Conversion Price or Series B Conversion Price (as applicable) as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this paragraph 11(A)(4)(d)(iii)(B) shall have the effect of increasing the Series A Conversion Price or Series B Conversion Price (as applicable) to an amount which exceeds the lower of (i) the Series A Conversion Price or Series B Conversion Price (as applicable) in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series A Conversion Price or Series B Conversion Price (as applicable) that would have resulted from any issuances of Additional Ordinary Shares (other than deemed issuances of Additional Ordinary Shares as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(C)	If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series A Conversion Price or Series B Conversion Price (as applicable) pursuant to the terms of paragraph 11(A)(4)(d)(iv) (either because the consideration per share (determined pursuant to paragraph 11(A)(4)(d)(v)) of the Additional Ordinary Shares subject thereto was equal to or greater than the Series A Conversion Price or Series B Conversion Price (as applicable) then in effect, or because such Option or Convertible Security was issued before the Series B Original Issue Date), are revised after the Series B Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of Ordinary Shares issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Ordinary Shares subject thereto (determined in the manner provided in paragraph 11(A)(4)(d)(iii)(A)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(D)	Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Conversion Price or Series B Conversion Price (as applicable) pursuant to the terms of paragraph 11(A)(4)(d)(iv), the Series A Conversion Price or Series B Conversion Price (as applicable) shall be readjusted to such Series A Conversion Price or Series B Conversion Price (as applicable) as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(E)	If the number of Ordinary Shares issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series A Conversion Price or Series B Conversion Price (as applicable) provided for in this paragraph 11(A)(4)(d)(iii) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (B) and (C) of this paragraph 11(A)(4)(d)(iii)). If the number of Ordinary Shares issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series A Conversion Price or Series B Conversion Price (as applicable) that would result under the terms of this paragraph 11(A)(4)(d)(iii) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series A Conversion Price or Series B Conversion Price (as applicable) that such issuance or amendment took place at the time such calculation can first be made.

(iv)	Adjustment of Conversion Price Upon Issuance of Additional Ordinary Shares. In the event the Company shall at any time after the Series B Original Issue Date issue Additional Ordinary Shares (including Additional Ordinary Shares deemed to be issued pursuant to paragraph 11(A)(4)(d)(iii)), without consideration or for a consideration per share less than the Series A Conversion Price or Series B Conversion Price (as applicable) in effect immediately prior to such issue, then the Series A Conversion Price or Series B Conversion Price (as applicable) shall be reduced, concurrently with such issue, to a price (calculated to the nearest one- hundredth of a cent) determined in accordance with the following formula:

CP2 =  CP1 * (A + B) ÷ (A + C)

For purposes of the foregoing formula, the following definitions shall apply:

(A)	“CP2” shall mean the Series A Conversion Price or Series B Conversion Price (as applicable) in effect immediately after such issue of Additional Ordinary Shares;

(B)	“CP1” shall mean the Series A Conversion Price or Series B Conversion Price (as applicable) in effect immediately prior to such issue of Additional Ordinary Shares;

(C)	“A” shall mean the number of Ordinary Shares outstanding immediately prior to such issue of Additional Ordinary Shares (treating for this purpose as outstanding (I) up to 41,500,000 Ordinary Shares (as adjusted for stock splits, dividends, combinations, recapitalizations and the like after the filing date hereof) reserved for issuance to employees or directors of, or consultants or advisors to, the Company or any other Group Company pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Company and in accordance with paragraph 11(A)(6)(d) and (II) all Class A Ordinary Shares issuable upon conversion or exchange of Convertible Securities (including the Preferred Shares) outstanding immediately prior to such issue);

(D)	“B” shall mean the number of Ordinary Shares that would have been issued if such Additional Ordinary Shares had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

(E)	“C” shall mean the number of such Additional Ordinary Shares issued in such transaction.

(v)	Determination of Consideration. For purposes of this paragraph 11(A)(4)(d), the consideration received by the Company for the issue of any Additional Ordinary Shares shall be computed as follows:

(A)	Cash and Property. Such consideration shall:

(I)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest;

(II)	insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Company (including at least one (1) Series B Director); and

(III)	in the event Additional Ordinary Shares are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors of the Company (including at least one (1) Series B Director).

(B)	Options and Convertible Securities. The consideration per share received by the Company for Additional Ordinary Shares deemed to have been issued pursuant to paragraph 11(A)(4)(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing (I) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (II) the maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(vi)	Multiple Closing Dates. In the event the Company shall issue on more than one date Additional Ordinary Shares that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Conversion Price or Series B Conversion Price (as applicable) pursuant to the terms of paragraph 11(A)(4)(d)(iv), and such issuance dates occur within a period of no more than 90 days from the first such issuance to the final such issuance, then, upon the final such issuance, the Series A Conversion Price or Series B Conversion Price (as applicable) shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

(e)	Adjustment for Share Splits and Combinations. If the Company shall at any time or from time to time after the Series B Original Issue Date effect a subdivision of the outstanding Ordinary Shares, the Series A Conversion Price or Series B Conversion Price (as applicable) in effect immediately before that subdivision shall be proportionately decreased so that the number of Ordinary Shares issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of Ordinary Shares outstanding. If the Company shall at any time or from time to time after the Series B Original Issue Date combine the outstanding Ordinary Shares, the Series A Conversion Price or Series B Conversion Price (as applicable) in effect immediately before the combination shall be proportionately increased so that the number of Ordinary Shares issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of Ordinary Shares outstanding. Any adjustment under this paragraph 11(A)(4)(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(f)	Adjustment for Certain Dividends and Distributions. In the event the Company at any time or from time to time after the Series B Original Issue Date shall make or issue, or fix a record date for the determination of holders of Ordinary Shares entitled to receive, a dividend or other distribution payable on the Ordinary Shares in additional Ordinary Shares, then and in each such event the Series A Conversion Price or Series B Conversion Price (as applicable) in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price or Series B Conversion Price (as applicable) then in effect by a fraction:

(i)	the numerator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(ii)	the denominator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (A) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price or Series B Conversion Price (as applicable) shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price or Series B Conversion Price (as applicable) shall be adjusted pursuant to this paragraph 11(A)(4)(f) as of the time of actual payment of such dividends or distributions; and (B) that no such adjustment shall be made if the holders of Series A Preferred Shares or Series B Preferred Shares (as applicable) simultaneously receive a dividend or other distribution of Ordinary Shares in a number equal to the number of Ordinary Shares as they would have received if all outstanding Series A Preferred Shares or Series B Preferred Shares (as applicable) had been converted into Ordinary Shares on the date of such event.

(g)	Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Series B Original Issue Date shall make or issue, or fix a record date for the determination of holders of Ordinary Shares entitled to receive, a dividend or other distribution payable in securities of the Company (other than a distribution of Ordinary Shares in respect of outstanding Ordinary Shares) or in other property and the provisions of paragraph 11(A)(1) do not apply to such dividend or distribution, then and in each such event the holders of Preferred Shares shall receive, simultaneously with the distribution to the holders of Ordinary Shares, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding Preferred Shares had been converted into Ordinary Shares on the date of such event.

(h)	Adjustment for Merger or Reorganization. etc. Subject to the provisions of paragraph 11(A)(2)(c), if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Ordinary Shares (but not the Preferred Shares) are converted into or exchanged for securities, cash or other property (other than a transaction covered by paragraph 11(A)(4)(e), 11(A)(4)(f) or 11(A)(4)(g)), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each Preferred Share shall thereafter be convertible in lieu of the Ordinary Shares into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of Ordinary Shares issuable upon conversion of the Preferred Share immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions in this paragraph 11(A)(4) with respect to the rights and interests thereafter of the holders of the Preferred Shares, to the end that the provisions set forth in this paragraph 11(A)(4) (including provisions with respect to changes in and other adjustments of the Series A Conversion Price or Series B Conversion Price (as applicable)) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Preferred Shares.

(i)	Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price or Series B Conversion Price (as applicable) pursuant to this paragraph 11(A)(4), the Company at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Shares a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Preferred Shares are convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Shares (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price or Series B Conversion Price (as applicable) then in effect, and (ii) the number of Ordinary Shares and the amount, if any, of other securities, cash or property which then would be received upon the conversion of the applicable Preferred Shares.

(j)	Notice of Record Date. In the event:

(i)	the Company shall take a record of the holders of Ordinary Shares (or other share capital or securities at the time issuable upon conversion of the Preferred Shares) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of share capital of any class or any other securities, or to receive any other security; or

(ii)	of any capital reorganization of the Company, any reclassification of the Ordinary Shares, or any Liquidation Event,

then, and in each such case, the Company will send or cause to be sent to the holders of the Preferred Shares a notice specifying, as the case may be, (A) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (B) the effective date on which such reorganization, reclassification or Liquidation Event is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Ordinary Shares (or such other share capital or securities at the time issuable upon the conversion of the Preferred Shares) shall be entitled to exchange their Ordinary Shares (or such other share capital or securities) for securities or other property deliverable upon such reorganization, reclassification or Liquidation Event, and the amount per share and character of such exchange applicable to the Preferred Shares and the Ordinary Shares. Subject to the provisions of paragraph 11(A)(2)(c), such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

(5)	Mandatory Conversion.

(a)	Trigger Events. Upon either (i) the closing of a Qualified IPO or (ii) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of (x) the then outstanding Series A Preferred Shares and (y) the then outstanding Series B Preferred Shares, each voting as a separate class (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), (A) all outstanding Preferred Shares shall automatically be converted into Class A Ordinary Shares, at the then effective Series A Conversion Price or Series B Conversion Price and (B) such shares may not be reissued by the Company.

(b)	Procedural Requirements. All holders of record of Preferred Shares shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such Preferred Shares pursuant to this paragraph 11(A)(5) no less than ten (10) days in advance of the Mandatory Conversion Time. Upon receipt of such notice, each holder of Preferred Shares shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate) to the Company at the place designated in such notice. If so required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Shares converted pursuant to paragraph 11(A)(5)(a), including the rights, if any, to receive notices and vote (other than as a holder of Ordinary Shares), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this paragraph 11(A)(5)(b). As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Preferred Shares, the Company shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full Class A Ordinary Shares issuable on such conversion in accordance with the provisions hereof, together with cash as provided in paragraph 11(A)(4)(b) in lieu of any fraction of a Class A Ordinary Share otherwise issuable upon such conversion and the payment of any declared but unpaid dividends (but not any undeclared Accruing A Dividends or Accruing B Dividends) on the Preferred Shares converted. Such converted Preferred Shares shall be retired and cancelled and may not be reissued as shares of such series, and the Company may thereafter take such appropriate action (without the need for member action) as may be necessary to reduce the authorized number of Preferred Shares accordingly.

(6)	Voting Rights.

(a)	General Voting Rights. Subject to paragraphs 11(A)(6)(c) and 11(A)(6)(d), on any matter presented to the members of the Company for their action or consideration at any meeting of members of the Company (or by written consent of members in lieu of meeting), each holder of the then outstanding Preferred Shares shall be entitled to cast the number of votes equal to the number of Class A Ordinary Shares into which the Preferred Shares held by such holder are convertible as of the record date for determining members entitled to vote on such matter. Except as provided by law or by the other provisions of this Memorandum or the Articles of Association of the Company, holders of Preferred Shares shall vote together with the holders of Ordinary Shares as a single class.

(b)	Designation of Directors. The Board of Directors of the Company shall consist of five (5) directors. The holders of record of a majority of the Series B Preferred Shares, exclusively and voting as a separate class either at a special meeting of such holders duly called for that purpose or pursuant to a written consent of such holders, may appoint two (2) directors of the Company (each, a “Series B Director”) and may in like manner remove with or without cause any Series B Director so appointed and may in like manner appoint another person in his stead. The holders of record of a majority of the Ordinary Shares and Series A Preferred Shares then outstanding, exclusively and voting as a single class either at a meeting of such holders duly called for that purpose or pursuant to a written consent of members, may appoint three (3) directors of the Company, one of whom shall on the date of the adoption of this Memorandum be the chief executive officer of the Company, and may in like manner remove with or without cause any such director so appointed and may in like manner appoint another person in his stead. The Chairman of the Board shall be a non-executive role and shall not have a casting vote separate from his or her position as a director. If the applicable holders fail to appoint a sufficient number of directors to fill all directorships for which they are entitled to appoint directors, voting exclusively and as a single class, pursuant to this paragraph 11(A)(6)(b), then any directorship not so filled shall remain vacant until such time as such applicable holders appoint a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by holders of the Company other than by the holders of the Company that are entitled to designate a person to fill such directorship, voting exclusively and as a single class. At any meeting held for the purpose of appointing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to designate such director shall constitute a quorum for the purpose of appointing such director.

(c)	Series A Preferred Shares Protective Provisions. At any time when any Series A Preferred Shares are outstanding, the directors, and the Shareholders, as applicable, shall cast their votes to procure that neither the Company nor any of the other Group Companies shall, either directly or indirectly by amendment, merger, consolidation or otherwise, without (in addition to any other vote required by law or this Memorandum or the Articles of Association of the Company) the written consent or affirmative vote of the holders of at least a majority of the then outstanding Series A Preferred Shares, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class,

(i) effect any Liquidation Event, or consent to any Liquidation Event;

(ii) amend, alter or repeal any provision of the Memorandum of Association or the Articles of Association of the Company in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Shares, except in connection with, and effective upon the completion of, a Qualified IPO;

(iii) create, or authorize the creation of, or issue or obligate itself to issue shares of (by reclassification or otherwise), any additional class or series of share capital unless the same have rights, powers, preferences or privileges junior to the Series A Preferred Shares, except in connection with, and effective upon the completion of, a Qualified IPO;

(iv) increase or decrease the authorized number of Ordinary Shares, Series A Preferred Shares, or the authorized share capital of the Company, or increase or decrease the share capital of any other Group Company if the proportional record or beneficial ownership of such other Group Company would change as a result of such increase or decrease, except in connection with, and effective upon the completion of, a Qualified IPO;

(v) except in connection with, and effective upon the completion of, a Qualified IPO, (A) reclassify, alter or amend any existing security of the Company that is pari passu with the Series A Preferred Shares in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series A Preferred Shares in respect of any such right, preference or privilege, or (B) reclassify, alter or amend any existing security of the Company that is junior to the Series A Preferred Shares in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series A Preferred Shares in respect of any such right, preference or privilege;

(vi) pay, set aside or declare a distribution or dividend with respect to any of the share or other equity interest in any Group Company;

(vii) purchase or redeem (or payment into or setting aside for a sinking fund for such purpose) any shares of any Group Company other than repurchases of shares from former employees, officers, directors, consultants or other persons who performed services for the Company or any other Group Company in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof;

(viii) create, or authorize the creation of, or issue, or authorize the issuance of any debt security or guaranty of indebtedness other than trade debt facilities;

(ix) approve any stock option plan or other employee share incentive plan of any Group Company;

(x) amend or alter the business scope of any Group Company, or approve the entry into new lines of business or exit from any current lines of business by any Group Company; or

(xi) change the capital structure of any Group Company if the proportional record or beneficial ownership of such other Group Company would change as a result of such change;

(xii) alter or amend any term of any agreement between Sogou Information and any other Group Company or between any holder of equity securities of Sogou Information and any other Group Company, other than a renewal of any term of such agreement;

(xiii) any transfer or issuance of equity interests of Sogou Information other than to an individual that (i) owns at least one percent (1%) of the then outstanding voting securities of the Company (assuming for such purposes the conversion or exercise of convertible or exercisable securities, options, warrants or other similar rights held by such individual) and (ii) has been employed by one or more Group Companies for at least two (2) years as a manager of such Group Company(ies), or in any other position with responsibilities at a level higher than manager; or

(xiv) agree or commit to any of the foregoing.

(d)	Series B Preferred Shares Protective Provisions. At any time when any Series B Preferred Shares are outstanding, the directors, and the Shareholders, as applicable, shall cast their votes to procure that neither the Company nor any of the other Group Companies shall, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Memorandum or the Articles of Association of the Company) the written consent or affirmative vote of the holders of at least a majority of the then outstanding Series B Preferred Shares, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

(i)	effect any Liquidation Event, or consent to any Liquidation Event;

(ii)	amend, alter or repeal any provision of its constitutional documents, the VIE Control Documents or the Basic Documents, except in connection with, and effective upon the completion of, a Qualified IPO;

(iii)	create, or authorize the creation of, or issue or obligate itself to issue shares of (by reclassification or otherwise), any additional class or series of share capital, except in connection with, and effective upon the completion of, a Qualified IPO;

(iv)	increase or decrease the authorized number of Ordinary Shares, Preferred Shares, or the authorized share capital of the Company, or increase or decrease the share capital of any other Group Company if the proportional record or beneficial ownership of such other Group Company would change as a result of such increase or decrease, except in connection with, and effective upon the completion of, a Qualified IPO;

(v)	except in connection with, and effective upon the completion of, a Qualified IPO, (A) reclassify, alter or amend any existing equity security of the Company that is pari passu with the Preferred Shares in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Preferred Shares in respect of any such right, preference or privilege, or (B) reclassify, alter or amend any existing equity security of the Company that is junior to the Preferred Shares in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Preferred Shares in respect of any such right, preference or privilege;

(vi)	pay, set aside or declare a distribution or dividend with respect to any of the share capital or other equity interest in any Group Company;

(vii)	purchase or redeem (or payment into or setting aside for a sinking fund for such purpose) any shares of any Group Company other than repurchases of shares from former employees, officers, directors, consultants or other persons who performed services for the Company or any other Group Company in connection with the cessation of such employment or service at the lower of the original purchase price;

(viii)	create, or authorize the creation of, or issue, or authorize the issuance of any debt security or guaranty of indebtedness other than trade debt facilities, individually or in aggregate exceeding 30% of the total assets of the Company as of the end of the last Financial Year;

(ix)	approve or amend any stock option plan or other employee share incentive plan of any Group Company;

(x)	make any material changes to, or to cease, any line of the Principal Business; ;

(xi)	change the capital structure of any Group Company if the proportional record or beneficial ownership of such other Group Company would change as a result of such change; or

(xii)	agree or commit to any of the foregoing.

(7)	Additional Rights. All other rights attaching thereto by virtue of this Memorandum and the Articles of Association.

(B)	Rights, Preferences and Restrictions of Ordinary Shares. The rights, preferences, privileges and restrictions granted to and imposed on the Ordinary Shares are as set forth below in this paragraph 11(B).

(1)	Dividend Rights. Subject to the prior rights of holders of all classes of shares at the time outstanding having prior rights as to dividends, the holders of the Ordinary Shares shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Company legally available therefor, any dividends as may be declared from time to time by the Board of Directors as provided in paragraph 11(A)(l) hereof.

(2)	Liquidation Rights. In the event of any Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of Preferred Shares, the remaining assets of the Company available for distribution to its members shall be distributed among the holders of Ordinary Shares, pro rata based on the number of shares held by each such holder; provided, however, for purposes of this paragraph 11(B)(2), in the case of a Liquidation Event described in paragraphs 11(A)(2)(d)(i)(B), 11(A)(2)(d)(i)(C) and 11(A)(2)(d)(i)(D) of the definition of Liquidation Event, “the remaining assets of the Company available for distribution” will refer only to those assets available from such Liquidation Event, unless the Board and, to the extent required hereunder or by the law of the Caymans Islands, the Company’s shareholders, have affirmatively determined that the Company should be liquidated completely.

(3)	Redemption. The Ordinary Shares are not redeemable at the option of the holder.

(4)	Voting Rights. The holders of the Class A Ordinary Shares are entitled to one (1) vote for each Class A Ordinary Share held at all meetings of members (and written actions in lieu of meetings). The holders of the Class B Ordinary Shares are not entitled to any vote for each Class B Ordinary Share held at all meetings of members (and written actions in lieu of meetings), provided that, upon giving notice in writing to the Company signed by the holders of at least a majority of the then outstanding Class B Ordinary Shares of their request to convert the Class B Ordinary Shares into voting shares, the holders of the Class B Ordinary Shares shall automatically and immediately be entitled to one (1) vote for each Class B Ordinary Share held at all subsequent meetings of members (and written actions in lieu of meetings) without any further action required by the holders of the Class B Ordinary Shares or the Company. The notice shall be delivered to the registered office of the Company, with a copy delivered to the principal office of the Company.

(5)	Conversion of Class B Ordinary Shares. In addition to and not by way of limitation of the foregoing provisions of sub-paragraph (4) above, each Class B Ordinary Share shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into one fully paid and non-assessable Class A Ordinary Share. In order for a holder of Class B Ordinary Shares to voluntarily convert Class B Ordinary Shares into Class A Ordinary Shares, such holder shall surrender the certificate or certificates for such Class B Ordinary Shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate) to the principal office of the Company, together with written notice that such holder elects to convert all or any number of the Class B Ordinary Shares represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for Class B Ordinary Shares to be issued. The close of business on the date of receipt by the Company of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Ordinary Conversion Time”), and the Class A Ordinary Shares converted, as represented by such certificate shall be deemed to be cancelled as of such date. The Company shall, as soon as practicable after the Ordinary Conversion Time, issue and deliver to such holder of Class B Ordinary Shares, or to his, her or its nominees, a certificate or certificates for the number of full Class A Ordinary Shares issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the Class B Ordinary Shares represented by the surrendered certificate that were not converted into Class A Ordinary Shares. The provisions of paragraph 11A(4)(c)(ii) (Reservation of Shares) shall apply mutatis mutandis to the reservation of Class A Ordinary Shares issuable on conversion of the Class B Ordinary Shares under this paragraph.

(6)	Additional Rights. All other rights attaching thereto by virtue of this Memorandum and the Articles of Association.

12.	Subject to the provisions of paragraph 11(A)(6) if at any time the authorized capital is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of not less than three-fourths of the issued shares of that class or series and of the holders of not less than three-fourths of the issued shares of any other class or series of shares which may be affected by such variation. Notwithstanding the foregoing, in the event that there is any share dividend, share split, combination, recapitalization or any similar event on any class of Ordinary Shares, such change shall apply equally to the Class A Ordinary Shares and the Class B Ordinary Shares.

13.	Without prejudice to the provisions of paragraph 11(A)(6) the rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

14.	The meanings of words not expressly defined in this Memorandum are as defined in the Articles of Association of the Company.

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